FOR IMMEDIATE RELEASE

Stanley Black & Decker Acquires CRC-Evans

New Britain, Connecticut, July 29th, 2010 ...

•	Furthers Portfolio Diversification Strategy

•	Represents First Step In Expansion Of Infrastructure Solutions Growth Platform

•	Immediately Accretive To Earnings; Over $0.10 Accretion Expected By Year Three

Stanley Black & Decker (NYSE: SWK) announced today it has acquired CRC-Evans International (“CRC-Evans”), a leading global supplier of specialized tools, equipment and services for the construction of oil and natural gas transmission pipelines, for $445 million in cash from a group of investors led by private equity firm, Natural Gas Partners.

CRC-Evans represents a significant step in the expansion of the Company’s Infrastructure Solutions strategic growth platform. With fiscal 2010 (3/31) revenues of approximately $250 million, CRC-Evans immediately establishes a scalable, global growth vehicle for Stanley Black & Decker to capitalize on favorable end-market trends in the oil and gas infrastructure area. The acquisition continues the Company’s long-stated goal of diversifying its revenue base by developing its five strategic growth platforms by leveraging its proven ability to drive operational efficiencies, innovation and profitable growth. CRC-Evans is notable for its comprehensive product offerings and proprietary technologies as well as its strong and established management team.

President and CEO, John F. Lundgren, commented, “This is a financially and strategically compelling transaction for Stanley Black & Decker. CRC-Evans is a highly profitable growth-oriented company with outstanding value propositions and strong customer relationships. As we continue our strategy to diversify outside of CDIY and Industrial tools, we see this acquisition as an important step in building our Infrastructure Solutions business through acquisitions. We have been impressed with this business since our initial discussions began over a year ago and are very pleased that CRC-Evans’ experienced and well-respected management team will play a significant ongoing role as we bring to bear the Company’s resources to support its future growth.”

The acquisition of CRC-Evans will be immediately accretive to Stanley Black & Decker’s earnings and will be over $0.10 accretive to earnings by year three. The acquisition will be funded with Stanley Black & Decker’s existing sources of liquidity and will not increase the company’s year-end debt levels.

Founded in 1933, CRC-Evans is a Houston, TX based full-line supplier of specialized tools, equipment and services used in the construction of large diameter oil and natural gas transmission pipelines. The company sells and rents custom pipe handling and joint welding and coating equipment used in the construction of large and small diameter pipelines. CRC-Evans has a strong position in onshore natural gas pipeline equipment and services, which accounts for approximately 80% of revenues. Over 65% of CRC-Evans’ 2009 revenues were international in nature with a strong presence in the emerging markets. Fiscal 2009 was the company’s peak year for revenues ($353 million) and EBITDA ($102 million). More information can be found at www.crc-evans.com.

Founded in 1988, Natural Gas Partners is a Texas based family of private equity funds that is part of the investment platform of NGP Energy Capital Management, an investment franchise in the natural resources sector with over $9 billion in cumulative capital under management.

The Company will host a conference call today, Thursday, July 29th, at 5PM ET, led by CFO and SVP Don Allan. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call will be accessible by telephone at (877) 242-3653 and from outside the U.S. at (763) 416-6917; also, via the Internet at www.stanleyblackanddecker.com. To listen, please go to the web site at least fifteen minutes early to register, download and install any necessary audio software. A replay will also be available two hours after the call and can be accessed at (800) 642-1687 or (706) 645-9291 by entering the conference identification number 90976686. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, engineered fastening systems, infrastructure solutions and more. Learn more at www.stanleyblackanddecker.com.

Contact:	Kate White
Director, Investor Relations
kate.white@swkbdk.com
(860) 827-3833

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not historical, including but not limited to those regarding the Company’s ability to: (i) build its infrastructure solutions growth platform; (ii) achieve over $0.10 accretion with respect to the CRC-Evans acquisition by year three; and (iii) diversify its portfolio and revenue base and expand strategic growth platforms, (collectively, the “Results”); are “forward looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the Results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Part II Item 1A Risk Factors of the Company’s Quarterly report on Form 10-Q for the quarterly period ended April 3, 2010 and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent, or based, upon: (i) the Company’s ability to successfully integrate the CRC-Evans business and to drive operation efficiencies, innovation and profitable growth; (ii) the Company’s ability to retain and leverage the well-respected and experienced CRC-Evans management team; (iii) the Company’s ability to successfully bring its resources to support CRC-Evans future growth; (iv) achieve the synergies, capitalize on growth opportunities and achieve the anticipated results of the acquisition of CRC-Evans; (v) successful identification, completion and integration of acquisitions in the infrastructure growth platform as well as the Company’s other core and growth platforms; (vi) the continued acceptance of technologies used in the Company’s and CRC-Evans’ products and services; (vii) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (viii) the success of the Company’s efforts to manage freight costs, steel and other commodity costs; (ix) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases; (x) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xi) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xii)  the continued ability of the Company to access credit markets under satisfactory terms; and (xiii) the Company’s ability to negotiate satisfactory payment terms under which the Company buys and sells goods, services, materials and products.

The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts, including the ability to innovate, develop and market new products; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital through effective management of accounts receivable and inventory levels; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any cost increases generated by, for example, increases in the cost of energy or significant Chinese Renminbi or other currency appreciation; (vi) the geographic distribution of the Company’s earnings; and (vii) the commitment to and success of the Stanley Fulfillment System.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: ; the completion of currently under way, and start of planned, U.S. and international pipeline construction projects in 2010 and beyond; pricing pressure and other changes within competitive markets; the consolidation of customers; inventory management pressures on the Company’s customers; the impact the tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to oil and gas industry regulation, trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation in 2010; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the extent to which world-wide markets associated with oil and gas , homebuilding and remodeling stabilize and rebound; the impact of events that cause or may cause disruption in the Company’s manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; and recessionary or expansive trends in the economies of the world in which the Company operates, including, but not limited to, the extent and duration of the current recession in the US economy. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.